UiPath Reports First Quarter Fiscal 2027 Financial Results
Revenue of $418 million increased 17 percent year-over-year
ARR of $1.901 billion increased 12 percent year-over-year
GAAP operating income of $28 million and non-GAAP operating income of $92 million
NEW YORK, NY – May 28, 2026 – UiPath, Inc. (NYSE: PATH), a global leader in business orchestration and automaton, today announced financial results for its first quarter fiscal 2027 ended April 30, 2026.
"We delivered a strong start to the fiscal year, with ARR growing 12 percent year-over-year to $1.901 billion,” said Daniel Dines, UiPath Founder and Chief Executive Officer. "One year into general availability, our agentic products are moving from pilot to production, with customers standardizing on UiPath as the orchestration and automation execution layer for their enterprise AI transformation. The launch of UiPath for Coding Agents marks the next step in that journey, accelerating time to value, and driving the deeper platform adoption that reinforces our position as the long-term business orchestration and automation platform for enterprise AI.”
First Quarter Fiscal 2027 Financial Highlights
•Revenue of $418 million increased 17 percent year-over-year.
•ARR of $1.901 billion as of April 30, 2026 increased 12 percent year-over-year.
•Net new ARR of $49 million.
•Dollar based net retention rate of 109 percent.
•GAAP gross margin was 82 percent.
•Non-GAAP gross margin was 83 percent.
•GAAP operating income was $28 million.
•Non-GAAP operating income was $92 million.
•Net cash flow from operations was $132 million.
•Non-GAAP adjusted free cash flow was $130 million.
•Cash, cash equivalents, and marketable securities were $1.42 billion as of April 30, 2026.
“I am pleased with our first quarter results, exceeding our guidance across all key financial metrics,” said Ashim Gupta, UiPath Chief Operating Officer and Chief Financial Officer. “We also achieved first quarter GAAP profitability for the first time in company history, demonstrating our continued operational discipline across the business. The momentum we are seeing in our business orchestration and automation platform reinforces our confidence in both our strategy and long-term opportunity.”
Financial Outlook
For the second quarter fiscal 2027, UiPath expects:
•Revenue in the range of $395 million to $400 million
•ARR in the range of $1.929 billion to $1.934 billion as of July 31, 2026
•Non-GAAP operating income of approximately $75 million
For the full year fiscal 2027, UiPath expects:
•Revenue in the range of $1.776 billion to $1.781 billion
•ARR in the range of $2.058 billion to $2.063 billion as of January 31, 2027
•Non-GAAP operating income of approximately $430 million.
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Recent Business Highlights
•Launched Native Integration for Coding Agents Across UiPath’s Business Orchestration and Automation Platform: UiPath announced UiPath for Coding Agents, a platform-wide integration enabling every coding agent to become enterprise deployable, an industry first. By combining coding agents with the visual orchestration of the UiPath platform, builders of any technical level can create, test, deploy, operate, and govern enterprise automations through a natural language conversation with their coding agent of choice.
•Launched Purpose-Built Agentic Solutions Across Key Industries: UiPath unveiled a portfolio of new agentic AI solutions designed to automate complex operational workflows across finance, retail, manufacturing, and financial services. New solutions span purchase-to-pay, merchandising, commercial pricing, inventory management, financial crime compliance, and loan origination, embedding AI agents and end-to-end orchestration above existing systems of record to improve operational efficiency, reduce processing costs, and deliver better customer and borrower experiences.
•Launched New Agentic-Led Software Testing Capability through Deloitte’s ASCEND Delivery Platform: UiPath announced an expanded collaboration with Deloitte to accelerate software development, testing and deployment for global organizations. This joint solution is designed to transform how testing teams operate by automating manual, repetitive tasks such as test design and reducing maintenance with self-healing execution by combining enterprise-ready agentic testing capabilities on Deloitte Ascend™, its engineering and service delivery platform, and UiPath Test Cloud.
•Announced Partnership with Databricks: UiPath announced that it is a validated technology partner of Databricks, the Data and AI company. This partnership introduces tailored integrations designed to bring intelligence, automation, and AI together to power the next generation of intelligent business operations. The integrations connect the UiPath Platform™ with the Databricks platform, enabling enterprises to move from data insights to automated action within business processes.
•Announced Availability of AI Document Processing Solution in Google Cloud Marketplace with Gemini-Powered Automation: UiPath announced that UiPath Intelligent Xtraction and Processing (IXP) is now available on Google Cloud Marketplace and that Gemini will become the default third-party model for new IXP projects, enabling customers to process longer, more complex documents with greater speed and accuracy.
•Unveiled Availability of AI-Powered Orchestration and CX Automation on Salesforce AgentExchange: UiPath launched UiPath CX Companion and UiPath Maestro Connector on AgentExchange, Salesforce’s marketplace for the agentic era that brings together the rich ecosystem of AppExchange, Slack, and Agentforce into one experience. UiPath CX Companion and UiPath Maestro Connector, currently available on AgentExchange, enable enterprises to bring AI-powered automation and orchestration into agent-driven workflows across Salesforce and other enterprise systems – helping to eliminate friction between systems, manual processes, and disconnected data so teams can focus on outcomes instead of time-consuming tasks.
•Collaborated with Microsoft to Accelerate Security and Confidence for Automated Workflows: UiPath announced a new security automation capability, built in collaboration with Microsoft, to help organizations accelerate security operations when applying automation to business workflows. The solution automates threat detection, enrichment, and response workflows across Microsoft Defender for Cloud, Microsoft Sentinel, and integrated Microsoft threat intelligence.
•UiPath Named a Leader in The Forrester Wave™: UiPath was named a Leader in The Forrester Wave™: Document Mining and Analytics Platforms, Q2 2026, earning the highest possible marks in criteria including for agentic AI operations and architecture, agentic AI functionality, and agentic AI integration, delivering governed agent execution with user-reviewable plans and OpenTelemetry/OpenTelemetry Protocol (OTEL/OTLP)-compliant tracing and auditability.
•WorkFusion, a UiPath company, Won the 2026 FinTech Breakthrough Award for AML Solution of the Year: WorkFusion, a UiPath Company and pioneer in AI agents for financial crime compliance, announced that Tara, Transaction Screening Alert AI Agent, was selected as winner of the “AML Solution of the Year” award in the 10th annual FinTech Breakthrough Awards. Sponsored by FinTech Breakthrough, an independent market intelligence organization, the FinTech Breakthrough Awards recognize the top companies, technologies and products in the global FinTech market today.
•Expanded Strategic Alliance with Deloitte to Launch Agentic ERP: UiPath expanded its alliance with Deloitte through the launch of Deloitte’s Agentic ERP offering. The offering helps organizations modernize and optimize complex ERP environments using agentic automation and end-to-end process orchestration powered by UiPath Maestro™, reducing manual work and accelerating the shift from assisted automation to more autonomous execution at scale.
Conference Call and Webcast
UiPath will host a webcast today, Thursday, May 28, 2026, at 5:00 p.m. Eastern Time, to discuss the Company's first quarter fiscal 2027 financial results and its guidance for the second quarter and full year fiscal 2027. The live webcast and replay details of the event will be available on the "Investor Relations" page of UiPath's website at https://ir.uipath.com.
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About UiPath
UiPath (NYSE: PATH) is a leader in business orchestration and automation, trusted by organizations worldwide to transform enterprise complexity into intelligent, secure operations where AI agents reason, robots act, and people lead. Built for the modern enterprise and the world's most regulated industries, UiPath integrates automation, orchestration, AI, and testing into governed, scalable workflows—unlocking innovation at the speed of business while delivering the controls and compliance enterprise leaders demand. Visit www.uipath.com for more information.
Forward-Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, which are usually identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and variations of such words or similar expressions, including the negatives of these words or similar expressions.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are making this statement for purposes of complying with those safe harbor provisions.
These forward-looking statements include, but are not limited to, statements regarding: our financial guidance for the second fiscal quarter 2027 and the full fiscal year 2027; our ability to drive and accelerate future growth and operational efficiency and grow our platform, product offerings, and market opportunity; our business strategy; plans and objectives of management for future operations; the estimated addressable market opportunity for our platform and the growth of the enterprise automation market; the success of our platform and new releases including the incorporation of AI; the success of our collaborations with third parties; our customers’ behaviors and potential automation spend; and details of UiPath’s stock repurchase program. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our expectations regarding our revenue, annualized renewal run-rate (ARR), expenses, and other operating results; our ability to effectively manage our growth and sustain profitability; our ability to acquire new customers and successfully retain existing customers; the ability of the UiPath Platform™ to satisfy and adapt to customer demands and our ability to increase its adoption; our ability to grow our platform and release new functionality in a timely manner, including integration of artificial intelligence and machine learning technologies and capabilities; our ability to responsibly develop and use AI technologies in compliance with evolving legal and regulatory requirements; future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements; the costs and success of our marketing efforts and our ability to evolve and enhance our brand; our growth strategies; the estimated addressable market opportunity for our platform and for orchestration and automation in general; our reliance on key personnel and our ability to attract, integrate, and retain highly-qualified personnel and execute management transitions; our ability to obtain, maintain, and enforce our intellectual property rights and any costs associated therewith; the effect of significant events with macroeconomic impacts, including but not limited to military conflicts, changes in international trade policies, and other changes in geopolitical relationships and inflationary cost trends, on our business, industry, and the global economy; our reliance on third-party providers of cloud-based infrastructure and large language models; our ability to compete effectively with existing competitors and new market entrants, including new, potentially disruptive technologies; the size and growth rates of the markets in which we compete; and the price volatility of our Class A common stock.
Further information on risks that could cause actual results to differ materially from our guidance and other forward-looking statements can be found in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the United States Securities and Exchange Commission (SEC) on March 25, 2026, and other filings and reports that we may file from time to time with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements.
Key Performance Metric
Annualized Renewal Run-rate (ARR) is the key performance metric we use in managing our business because it illustrates our ability to acquire new subscription customers and to maintain and expand our relationships with existing subscription customers. We define ARR as annualized invoiced amounts per solution SKU from subscription licenses and maintenance and support obligations assuming no increases or reductions in customers’ subscriptions. ARR does not include the costs we may incur to obtain such subscription licenses or provide such maintenance and support. ARR also does not reflect nonrecurring rebates payable to partners (upon establishing sufficient history of their nonrecurring nature), the impact of nonrecurring incentives (such as one-time discounts provided under sales promotional programs), and any actual or anticipated reductions in invoiced value due to contract non-renewals or service cancellations other than for certain reserves (for example those for credit losses or disputed amounts). ARR does not include invoiced amounts associated with perpetual licenses or professional services. ARR is not a forecast of future revenue, which is impacted by contract start and end dates and duration. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to replace these items.
Dollar-based net retention rate represents the rate of net expansion of our ARR from existing customers over the preceding 12 months. We calculate dollar-based net retention rate as of a period end by starting with ARR from the cohort of all customers as of 12 months prior to such period end (Prior Period ARR). We then calculate the ARR from these same customers as of the current period end (Current Period

ARR). Current Period ARR includes any expansion and is net of any contraction or attrition over the preceding 12 months but does not include ARR from new customers in the current period. We then divide total Current Period ARR by total Prior Period ARR to arrive at dollar-based net retention rate. Dollar-based net retention rate may fluctuate based on the customers that qualify to be included in the cohort used for calculation and may not reflect our actual performance.
Investors should not place undue reliance on ARR or dollar-based net retention rate as an indicator of future or expected results. Our presentation of these metrics may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.
Non-GAAP Financial Measures
Non-GAAP financial measures are financial measures that are derived from the condensed consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (GAAP). This earnings press release includes financial measures defined as non-GAAP financial measures by the SEC, including non-GAAP cost of licenses, non-GAAP cost of subscription services, non-GAAP cost of professional services and other, non-GAAP gross profit and margin, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating income and margin, and non-GAAP net income and non-GAAP net income per share. These non-GAAP financial measures exclude:
•stock-based compensation expense;
•amortization of acquired intangibles;
•employer payroll tax expense related to employee equity transactions;
•restructuring costs;
•charitable donation of Class A common stock;
•change in fair value of contingent consideration; and
•in the case of non-GAAP net income, release of valuation allowance on deferred tax assets and estimated tax adjustments associated with the add-back items, as applicable.
Additionally, this earnings release presents non-GAAP adjusted free cash flow, which is calculated by adjusting GAAP operating cash flows for the impact of purchases of property and equipment, cash paid for employer payroll taxes related to employee equity transactions, net payments/receipts of employee tax withholdings on stock option exercises, and cash paid for restructuring costs.
UiPath uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors by excluding the effects of items that do not reflect the ordinary earnings of our operations, and as a supplement to GAAP measures. UiPath believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in UiPath’s industry, many of which present similar non-GAAP financial measures to investors. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides a reconciliation of non-GAAP financial measures used in this earnings press release to the most directly comparable GAAP financial measures. We encourage investors to consider our GAAP results alongside our supplemental non-GAAP measures, and to review the reconciliation between GAAP results and non-GAAP measures that is included at the end of this earnings press release. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of UiPath’s website at https://ir.uipath.com.

UiPath, Inc.
Condensed Consolidated Statements of Operations
in thousands, except per share data
(unaudited)

	Three Months Ended April 30,
	2026	2025
Revenue:
Licenses	$149,309	$128,286
Subscription services	252,903	217,303
Professional services and other	16,170	11,035
Total revenue	418,382	356,624
Cost of revenue:
Licenses	1,664	1,268
Subscription services	43,988	38,468
Professional services and other	31,276	24,121
Total cost of revenue	76,928	63,857
Gross profit	341,454	292,767
Operating expenses:
Sales and marketing	167,859	159,661
Research and development	92,902	94,839
General and administrative	52,706	54,679
Total operating expenses	313,467	309,179
Operating income (loss)	27,987	(16,412)
Interest income	10,401	12,648
Other income (expense), net	2,580	(15,964)
Income (loss) before income taxes	40,968	(19,728)
Provision for income taxes	18,443	2,827
Net income (loss)	$22,525	$(22,555)
Net income (loss) per share, basic	$0.04	$(0.04)
Net income (loss) per share, diluted	$0.04	$(0.04)
Weighted-average shares used in computing net income (loss) per share, basic	523,584	548,451
Weighted-average shares used in computing net income (loss) per share, diluted	527,818	548,451

UiPath, Inc.
Condensed Consolidated Balance Sheets
in thousands
(unaudited)
	As of
	April 30,	January 31,
	2026	2026
Assets
Current assets
Cash and cash equivalents	$632,195	$871,157
Restricted cash	1,475	438
Marketable securities	675,049	601,329
Accounts receivable, net of allowance for credit losses of $5,468 and $5,222, respectively	299,999	488,265
Contract assets	110,235	92,440
Deferred contract acquisition costs	86,624	84,739
Prepaid expenses and other current assets	112,785	105,577
Total current assets	1,918,362	2,243,945
Marketable securities, non-current	108,502	216,990
Contract assets, non-current	2,923	1,946
Deferred contract acquisition costs, non-current	155,232	153,708
Property and equipment, net	45,585	46,014
Operating lease right-of-use assets	66,420	64,472
Intangible assets, net	100,120	19,989
Goodwill	185,695	125,310
Deferred tax assets	249,522	233,401
Other assets, non-current	72,339	73,425
Total assets	$2,904,700	$3,179,200

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$19,699	$10,161
Accrued expenses and other current liabilities	178,692	170,496
Accrued compensation and employee benefits	61,203	121,029
Deferred revenue	572,072	603,737
Total current liabilities	831,666	905,423
Deferred revenue, non-current	86,173	103,568
Operating lease liabilities, non-current	71,991	70,940
Other liabilities, non-current	11,905	16,682
Total liabilities	1,001,735	1,096,613
Commitments and contingencies
Stockholders' equity
Class A common stock	5	5
Class B common stock	1	1
Treasury stock	(1,069,595)	(833,905)
Additional paid-in capital	4,628,200	4,585,430
Accumulated other comprehensive income	27,374	36,601
Accumulated deficit	(1,683,020)	(1,705,545)
Total stockholders’ equity	1,902,965	2,082,587
Total liabilities and stockholders’ equity	$2,904,700	$3,179,200

UiPath, Inc.
Condensed Consolidated Statements of Cash Flows
in thousands
(unaudited)
	Three Months Ended April 30,
	2026	2025
Cash flows from operating activities
Net income (loss)	$22,525	$(22,555)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,509	3,253
Amortization of deferred contract acquisition costs	24,116	21,324
Net accretion on marketable securities	(701)	(3,630)
Stock-based compensation expense	53,310	76,361
Charitable donation of Class A common stock	3,015	4,187
Non-cash operating lease expense	4,317	3,377
Provision for deferred income taxes	11,391	640
Change in fair value of contingent consideration	2,446	—
Other non-cash (credits) charges, net	(829)	12,704
Changes in operating assets and liabilities:
Accounts receivable	194,865	197,443
Contract assets	(13,977)	(9,460)
Deferred contract acquisition costs	(26,645)	(13,954)
Prepaid expenses and other assets	(12,870)	(13,074)
Accounts payable	9,390	(15,025)
Accrued expenses and other liabilities	(24,991)	12,352
Accrued compensation and employee benefits	(61,062)	(72,534)
Operating lease liabilities, net	(4,458)	(2,146)
Deferred revenue	(55,423)	(60,261)
Net cash provided by operating activities	131,928	119,002
Cash flows from investing activities
Purchases of marketable securities	(154,971)	(153,353)
Maturities of marketable securities	189,592	111,083
Purchases of property and equipment	(2,684)	(12,832)
Payments related to business acquisitions, net of cash acquired	(149,403)	(24,821)
Other investing, net	4,625	—
Net cash used in investing activities	(112,841)	(79,923)
Cash flows from financing activities
Repurchases of Class A common stock	(243,796)	(227,525)
Proceeds from exercise of stock options	349	302
Payments of tax withholdings on settlement of equity awards	(12,770)	(12,195)
Proceeds from employee stock purchase plan contributions	4,026	4,214
Net cash used in financing activities	(252,191)	(235,204)
Effect of exchange rate changes	(4,821)	17,570
Net decrease in cash, cash equivalents, and restricted cash	(237,925)	(178,555)
Cash, cash equivalents, and restricted cash - beginning of period	871,595	879,634
Cash, cash equivalents, and restricted cash - end of period	$633,670	$701,079

UiPath, Inc.
Reconciliation of GAAP Cost of Revenue, Gross Profit and Margin to Non-GAAP Cost of Revenue, Gross Profit and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended April 30,
	2026	2025
GAAP cost of licenses	$1,664	$1,268
Less: Amortization of acquired intangible assets	251	240
Non-GAAP cost of licenses	$1,413	$1,028

GAAP cost of subscription services	$43,988	$38,468
Less: Stock-based compensation expense	2,268	3,874
Less: Amortization of acquired intangible assets	2,314	681
Less: Employer payroll tax expense related to employee equity transactions	52	70
Less: Restructuring costs	—	458
Non-GAAP cost of subscription services	$39,354	$33,385

GAAP cost of professional services and other	$31,276	$24,121
Less: Stock-based compensation expense	1,783	2,728
Less: Employer payroll tax expense related to employee equity transactions	19	27
Less: Restructuring costs	—	—
Non-GAAP cost of professional services and other	$29,474	$21,366

GAAP gross profit	$341,454	$292,767
GAAP gross margin	82%	82%
Plus: Stock-based compensation expense	4,051	6,602
Plus: Amortization of acquired intangible assets	2,565	921
Plus: Employer payroll tax expense related to employee equity transactions	71	97
Plus: Restructuring costs	—	458
Non-GAAP gross profit	$348,141	$300,845
Non-GAAP gross margin	83%	84%

UiPath, Inc.
Reconciliation of GAAP Operating Expenses, Income (Loss) and Margin to Non-GAAP Operating Expenses, Income and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended April 30,
	2026	2025
GAAP sales and marketing	$167,859	$159,661
Less: Stock-based compensation expense	16,782	23,586
Less: Amortization of acquired intangible assets	2,011	456
Less: Employer payroll tax expense related to employee equity transactions	468	447
Less: Restructuring costs	—	1,981
Non-GAAP sales and marketing	$148,598	$133,191

GAAP research and development	$92,902	$94,839
Less: Stock-based compensation expense	24,741	34,595
Less: Employer payroll tax expense related to employee equity transactions	446	390
Less: Restructuring costs	—	(331)
Non-GAAP research and development	$67,715	$60,185

GAAP general and administrative	$52,706	$54,679
Less: Stock-based compensation expense	7,736	11,578
Less: Amortization of acquired intangible assets	30	31
Less: Employer payroll tax expense related to employee equity transactions	142	127
Less: Restructuring costs	—	903
Less: Charitable donation of Class A common stock	3,015	4,187
Less: Change in fair value of contingent consideration	2,446	—
Non-GAAP general and administrative	$39,337	$37,853

GAAP operating income (loss)	$27,987	$(16,412)
GAAP operating margin	7%	(5)%
Plus: Stock-based compensation expense	53,310	76,361
Plus: Amortization of acquired intangible assets	4,606	1,408
Plus: Employer payroll tax expense related to employee equity transactions	1,127	1,061
Plus: Restructuring costs	—	3,011
Plus: Charitable donation of Class A common stock	3,015	4,187
Plus: Change in fair value of contingent consideration	2,446	—
Non-GAAP operating income	$92,491	$69,616
Non-GAAP operating margin	22%	20%

UiPath, Inc.
Reconciliation of GAAP Net Income (Loss) and GAAP Net Income (Loss) Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share
in thousands, except per share data
(unaudited)

	Three Months Ended April 30,
	2026	2025
GAAP net income (loss)	$22,525	$(22,555)
Plus: Stock-based compensation expense	53,310	76,361
Plus: Amortization of acquired intangible assets	4,606	1,408
Plus: Employer payroll tax expense related to employee equity transactions	1,127	1,061
Plus: Restructuring costs	—	3,011
Plus: Charitable donation of Class A common stock	3,015	4,187
Plus: Change in fair value of contingent consideration	2,446	—
Tax adjustments to add-backs	(10,260)	(3,299)
Non-GAAP net income	$76,769	$60,174

GAAP net income (loss) per share, basic	$0.04	$(0.04)
GAAP net income (loss) per share, diluted	$0.04	$(0.04)
GAAP weighted average common shares outstanding, basic	523,584	548,451
Plus: Dilutive potential common shares from outstanding equity awards	4,234	—
GAAP weighted average common shares outstanding, diluted	527,818	548,451

Non-GAAP weighted average common shares outstanding, basic	523,584	548,451
Plus: Dilutive potential common shares from outstanding equity awards	4,234	4,074
Non-GAAP weighted average common shares outstanding, diluted	527,818	552,525
Non-GAAP net income per share, basic	$0.15	$0.11
Non-GAAP net income per share, diluted	$0.15	$0.11

UiPath, Inc.
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow
in thousands
(unaudited)

	Three Months Ended April 30,
	2026	2025
GAAP net cash provided by operating activities	$131,928	$119,002
Purchases of property and equipment	(2,684)	(12,832)
Cash paid for employer payroll taxes related to employee equity transactions	1,045	1,113
Net (receipts) payments of employee tax withholdings on stock option exercises	(21)	2
Cash paid for restructuring costs	—	9,782
Non-GAAP adjusted free cash flow	$130,268	$117,067

Investor Relations Contact
Allise Furlani
Investor.relations@uipath.com
UiPath
Media Contact
PR@uipath.com
UiPath